© 2016 American Capital Agency Corp. All Rights Reserved. KBW MORTGAGE FINANCE CONFERENCE JUNE 1, 2016 Exhibit 99.1

NASDAQ: AGNC 2 This presentation contains forward-looking statements, including statements regarding the expected timing of completion of the proposed transaction, the expected benefits of the proposed transaction, and management’s plans, projections and objectives for future operations. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of American Capital Agency Corp. (“AGNC” or the “Company”) at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the occurrence of any event or change of circumstances that could give rise to the termination of the transaction agreement, the risk that the proposed transaction will not be consummated in a timely manner or at all, the receipt of regulatory approval or other closing conditions for the proposed transaction, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the failure to realize the expected benefits from the proposed transaction, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward- looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise. The following slides contain summaries of certain financial and statistical information about AGNC. They should be read in conjunction with our periodic reports that are filed from time to time with the SEC. Historical results discussed in this presentation are not indicative of future results. SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR STATEMENT

NASDAQ: AGNC OVERVIEW OF THE INTERNALIZATION TRANSACTION ♦ On May 23, 2016, American Capital Agency Corp. (“AGNC”) announced that it entered into a definitive transaction agreement to acquire American Capital Mortgage Management, LLC (“ACMM”) from American Capital Asset Management, LLC (“ACAM”), a wholly-owned portfolio company of American Capital, Ltd. (“ACAS”)  Separately, on May 23, 2016, ACAS and Ares Capital Corporation (“ARCC”) announced that they have entered into a definitive merger agreement under which ARCC will acquire ACAS ♦ ACMM is the parent company of the external managers of both AGNC and American Capital Mortgage Investment Corp. (“MTGE”) ♦ In connection with the acquisition of ACMM, AGNC will:  Internalize its management contract, thereby transitioning to a stand-alone company, independent of American Capital, Ltd.  Acquire the MTGE manager, which will continue to provide investment management services to MTGE on an external basis under the existing fee structure ♦ The transaction is expected to close in the third quarter of 2016, subject to the satisfaction of closing conditions 3 AGNC HAS ENTERED INTO AN AGREEMENT TO ACQUIRE ITS EXTERNAL MANAGER

NASDAQ: AGNC

ACQUISITION RATIONALE

INTERNALIZATION IS A TRANSFORMATIVE STEP FOR AGNC

Maintain continuity of AGNC's operations

- ✓ **AGNC intends to retain its current investment, operations, accounting and treasury personnel and will add additional headcount as services previously provided by ACAS are internalized**

Realize a substantial economic benefit

- ✓ **AGNC expects the internalization transaction to provide a net economic benefit of approximately $80 million per year[1,2] as a result of:**
  - The elimination of its management fee, net of compensation and benefits expenses and modest increases in general and administrative expenses; plus
  - The receipt of MTGE management fees

Achieve a highly efficient cost structure

- ✓ **At approximately 88 bps of shareholders' equity, AGNC's pro forma run-rate operating cost structure[1,3] is expected to be the lowest of any residential mortgage REIT[4]**

More clearly align interests

- ✓ **Internalization eliminates perceived conflicts inherent in an external management structure**

1. Analysis excludes one-time transaction-related charges and non-cash expenses, such as non-cash amortization charges, associated with the transaction. Also excludes any implied financing or similar costs.
2. Represents run-rate annual economic benefit. Includes the net economic benefit associated with receipt of the MTGE management fee. Assumes no change to the current shareholders' equity of AGNC or MTGE.
3. Ratio based on AGNC's total stockholders' equity as of March 31, 2016. Excludes the net economic benefit associated with receipt of the MTGE management fee and incremental G&A expenses associated with AGNC's management of MTGE that will be reimbursed by MTGE.
4. Mortgage REIT financial data as of March 31, 2016 and reflects LTM total operating expenses divided by average shareholders' equity. Operating costs include compensation and benefits expenses, management fees and G&A expenses, and may include one-time or nonrecurring expenses. Operating costs exclude direct costs associated with REIT operating activities, such as loan acquisition costs, securitization deal costs, servicing expenses, etc. Mortgage REIT universe includes AJX, ANH, ARR, CHMI, CIM, CMO, CYS, DX, EARN, IVR, MFA, MITT, MTGE, NLY, NRZ, NYMT, OAKS, ORC, PMT, RWT, TWO and WMC; excludes HTS, AMTG and ZFC, currently targets of announced transactions.

Source: Company SEC filings, SNL Financial and FactSet.

American Capital Agency

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NASDAQ: AGNC

Estimated Annual Net Economic Benefit

AGNC believes the transaction will be accretive to shareholders over the long term

Operating Expense Comparison: Pre-Transaction vs. Post-Transaction[1,2]

	AGNC Management Fee Payment	+ Compensation and Benefits	+ General and Administrative	+ MTGE Management Fee Offset	= Net Operating Expenses
Q1 2016 Annualized, Pre-Transaction	**$(108) MM**	–	**$(24) MM**	–	**$(132) MM** *(172) bps of equity* *$(0.40) / share*
Effect of Internalization Transaction	*AGNC's management fee is eliminated and replaced by compensation and benefits expenses*		*Modest G&A increases as functions are internalized*	*AGNC receives MTGE's external management fee*	
Run-Rate, Pro Forma Internalization	–	**$(43) MM[3]**	**$(25) MM[4]**	**$15 MM**	**$(52) MM** *(68) bps of equity* *$(0.16) / share*

Annual Net Economic Benefit	**$80 MM** *104 bps of equity* *$0.24 / share*

1. Calculations in analysis are based on AGNC's total stockholders' equity and common shares outstanding, or $7.7 billion and 331.0 million, respectively, as of March 31, 2016. MTGE management fee reflects actual Q1 2016 management fee annualized. Under the management agreements, management fees are calculated based on month-end stockholders' equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or accumulated other comprehensive income, each as computed in accordance with GAAP. Run-rate calculations assume no change to current stockholders' equity of AGNC or MTGE. Amounts may not foot due to rounding.
2. Analysis excludes one-time transaction-related charges and non-cash expenses, such as non-cash amortization charges, associated with the transaction. Also excludes any implied financing or similar costs. Run-rate estimates exclude incremental G&A expenses associated with AGNC's management of MTGE that will be reimbursed by MTGE.
3. Reflects midpoint of estimated range of $40-45 million related to compensation and benefits expenses associated with ACMM employees.
4. Increase in G&A expenses reflects midpoint of estimated range of $0-2 million related to incremental G&A expense increases as functions are internalized.

American Capital Agency

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NASDAQ: AGNC

Pro Forma Operating Cost Structure Comparison

Following the closing of the transaction and the conclusion of the transition services period, AGNC is expected to have the lowest operating cost structure of any residential mortgage REIT[1,2]

Operating Cost Structure Comparison Across Residential Mortgage REIT Universe[1]


(Operating expenses as a percentage of shareholders' equity, in basis points)
Denotes REIT with over $2.5 billion in shareholders' equity(3)
AGNC's pro forma operating cost structure is expected to be 25% lower than the next closest mortgage REIT and 70% lower than the mortgage REIT universe median
Mortgage REIT Universe Median: 291 bps
918
687
426
406
385
350
338
325
324
299
296
285
267
263
232
212
200
168
160
142
120
118
88(2)
REIT A
REIT B
REIT C
REIT D
REIT E
REIT F
REIT G
REIT H
REIT I
REIT J
REIT K
REIT L
REIT M
REIT N
MTGE
REIT O
REIT P
REIT Q
REIT R
REIT S
REIT T
REIT U
AGNC Pro Forma

- **AGNC Pro Forma[2] reflects anticipated run-rate operating expenses, including compensation and benefits, as well as general and administrative expenses**
  - ✓ For comparison to the residential mortgage REIT universe, this analysis excludes the benefit of the MTGE management fee offset, which would further reduce AGNC's operating expense ratio

1. Mortgage REIT financial data as of March 31, 2016 and reflects LTM total operating expenses divided by average shareholders' equity. Operating costs include compensation and benefits expenses, management fees and G&A expenses, and may include one-time or nonrecurring expenses. Operating costs exclude direct costs associated with REIT operating activities, such as loan acquisition costs, securitization deal costs, servicing expenses, etc. Mortgage REIT universe includes AJX, ANH, ARR, CHMI, CIM, CMO, CYS, DX, EARN, IVR, MFA, MITT, MTGE, NLY, NRZ, NYMT, OAKS, ORC, PMT, RWT, TWO and WMC; excludes HTS, AMTG and ZFC, currently targets of announced transactions.
2. AGNC Pro Forma ratio based on AGNC's total stockholders' equity as of March 31, 2016. Analysis excludes one-time transaction-related charges and non-cash expenses, such as non-cash amortization charges, associated with the transaction. Also excludes any implied financing or similar costs. Does not include the net economic benefit associated with receipt of the MTGE management fee or incremental G&A expenses associated with AGNC's management of MTGE that will be reimbursed by MTGE.
3. Based on shareholders' equity as of March 31, 2016.

Source: Company SEC filings, SNL Financial and FactSet.

American Capital Agency

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NASDAQ: AGNC AGNC’S TRACK RECORD OF OUTPERFORMANCE 7 AGNC TOTAL STOCK RETURN OF 196% FROM DECEMBER 31, 2008 THROUGH MAY 25, 2016 Total Stock Return Comparison(1) 1. Total stock return includes price appreciation and reinvestment of dividends from December 31, 2008 through May 25, 2016. Dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. 2. AGNC Peer Group is unweighted and includes NLY, CMO, HTS, ANH, ARR and CYS. Source: SNL Financial. ♦ AGNC’s internalization maintains the services of the existing investment team, which has generated a total return of 196% for AGNC shareholders since assuming leadership of AGNC in January 2009  AGNC’s total return compares favorably to those of its peer group and the SNL U.S. Finance REIT index, which generated total returns of 70% and 105%, respectively, over the same time period  As previously noted, a termination of the management contracts would have precluded AGNC from hiring any members of the current investment team or other support personnel employed by ACMM (2)